Exhibit 21.1

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
Brainerd Honduras, S.A. de C.V.	Honduras
Brainerd, S.A.	Guatemala
Brainerd, S.A.C.	Peru
Brainerd, S.A. de C.V.	El Salvador
Camira Administration Corp	British Virgin Islands
Cap City Holdings, LLC	Delaware
Change Capital International Holdings, B.V.	Netherlands
Change Capital Mexico Holdings, S.A. de C.V.	Mexico
CCV Americas, LLC	Delaware
CCV Latin America Coöperatief, U.A	Netherlands
CCV Pennsylvania, Inc.	Delaware
EGreen Financial, Inc.	Delaware
EZ Online Sales, Inc.	Delaware
EZ Talent S. de R.L. de C.V	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP (2015) Asia-Pacific PTE, LTD	Singapore
EZCORP FS Holdings, Inc.	Delaware
EZCORP Global, B.V.	Netherlands
EZCORP Global Holdings, C.V.	Netherlands
EZCORP International, Inc.	Delaware
EZCORP International Holdings, LLC	Delaware
EZCORP Latin America Coöperatief, U.A.	Netherlands
EZCORP UK Limited	United Kingdom
EZCORP USA, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Hawaii, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Tennessee, Inc.	Delaware
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware

SUBSIDIARIES OF EZCORP, INC.
Entity	Jurisdiction of Organization
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC.	Delaware
EZPAWN Mexico Ltd., LLC.	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
Janama Honduras, S.A. de C.V.	Honduras
Janama, S.A.	Guatemala
Janama, S.A.C.	Peru
Janama, S.A. de C.V.	El Salvador
Khoper Advisors, Ltd.	British Virgin Islands
Madras Investments Corp.	British Virgin Islands
Maxiefectivo Peru, S.A.C.	Peru
Maxiprestamos. S.A. de C.V.	El Salvador
Miravet Planning Corp	Panama
Mister Money Holdings, Inc.	Colorado
MP Luxury, LLC	Delaware
Operadora de Servicios, S.A. de C.V.	El Salvador
Parkway Insurance, Inc.	Texas
Payday Loan Management, Inc.	Delaware
PLO Del Bajio S. de R.L. de C.V.	Mexico
Prenda Aval, S.A. de C.V.	El Salvador
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Salvaprenda, S.A. de C.V.	El Salvador
Texas EZMONEY, L.P.	Texas
Texas EZPAWN, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas PRA Management, L.P.	Texas
Unicode Market, Inc.	Panama
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada